                                                                 EXHIBIT 10.28.2

                                                   [SHELL WESTERN E&P Inc. LOGO]

                          SHELL WESTERN E&P INC.
                          A Subsidiary of Shell Oil Company

                                                          P.O. Box 4684
                                                          Houston.TX 77210

                          January 26, 1988

Alaska Pipeline Company
ATTN: Mr. R. F. Barnes, President
P. 0. Box 190288
Anchorage, AK 99519-0288

Gentlemen:

SUBJECT: BELUGA GAS FIELD

Please refer to the Gas Purchase Contract dated December 20, 1982, between Shell Oil Company, predecessor in interest of Shell Western E&P Inc. ("Seller") and Alaska Pipeline Company ("Buyer"), covering the sale and purchase of certain natural gas produced from the Beluga Gas Field, Cook Inlet Area, Alaska
("Beluga Contract").

Buyer has entered into a Gas Sales Contract dated December 22, 1987, with Phillips 66 Natural Gas Company ("Phillips"), covering the sale of gas by Buyer to Phillips for Phillips' liquefied natural gas facility located at Nikishka, Kenai Peninsula Borough, Alaska ("Phillips Contract").

In consideration of the mutual promises made herein, Seller and Buyer agree as follows:

      1. At Buyer's sole election, exercisable by notice from Buyer to Seller, as hereinafter provided, Seller agrees to sell and deliver to Buyer and Buyer agrees to purchase and receive from Seller a volume of gas equal to the volume of gas sold under the Phillips Contract during the term thereof, but not including any volume of gas sold thereunder after May 31, 1989. The volume of gas to be sold hereunder is referred as the "Supplemental Volume."

      2. All words and terms defined in the Beluga Contract shall, if used herein, have the same meaning as so defined.

      3. Deliveries hereunder shall begin on a date selected by Buyer not less than six months after notice from Buyer to Seller confirming Buyer's election to purchase the Supplemental Volume and specifying such date and shall continue until the earlier of (a) the date of termination of the Beluga Contract and (b) the date on which all of the Supplemental Volume has been delivered. The Supplemental Volume shall be delivered at rates elected by Buyer upon notice by Buyer to Seller of not less than 4,000 MCF per day and not more than 10,000 MCF per day; provided, that, on any day, the sum of the volume delivered hereunder and the volume delivered under the Beluga Contract shall not exceed the applicable swing rate.

      4. The price per MCF to be paid by Buyer to Seller for gas delivered hereunder shall be the average price, weighted as to volume, paid per MCF under the Phillips Contract for deliveries thereunder prior to June 1, 1989, multiplied by a fraction, the numerator of which is the Posted Price on the November 1 preceding the date of first deliveries of the Supplemental Volume and the denominator of which is the Posted Price on November 1, 1987.

      5. Deliveries hereunder shall be made upon the same terms and conditions set out in the Beluga Contract; provided, if any conflict exists, as to the Supplemental Volume, between the terms of the Beluga Contract and the terms hereof, the terms hereof shall prevail.

      6. Buyer shall promptly undertake to obtain an initial determination by the Alaska Public Utilities Commission that the costs incurred by Buyer hereunder constitute reasonable and recoverable costs of Buyer's public utility business. In the event that within ninety
            (90) days from the date of this agreement such determination is refused, then Buyer or Seller may by written notice terminate this agreement.

Please indicate your agreement to the foregoing by executing all copies of this letter and by returning one copy to the undersigned.

                                                Yours very truly,

                                                SHELL WESTERN E&P INC.

                                                By /s/ L. L. Smith
                                                   ------------------------
                                                   Attorney-in-Fact

AGREED:

ALASKA PIPELINE COMPANY

By /s/ R.F. Barnes
   -----------------------